UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2025

1895 BANCORP OF WISCONSIN, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40609	61-1993378
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 West Edgerton Avenue, Greenfield, Wisconsin		53220
(Address of Principal Executive Offices)		(Zip Code)

(414) 421-8200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	BCOW	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2025, 1895 Bancorp of Wisconsin, Inc. (the “Company”) notified the Nasdaq Stock Market, LLC (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (“SEC”) on March 7, 2025 to effect the voluntary delisting of the Company’s common stock from Nasdaq. The Company expects the delisting to be effective on March 7, 2025 and expects its common stock to be quoted on the OTCQX Market beginning on March 10, 2025. This notification follows the Board of Directors’ decision on February 14, 2025 to delist the Company’s common stock from Nasdaq and deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon delisting from Nasdaq, the Company intends to file a Form 15 with the SEC on or about March 17, 2025 to deregister its common stock under the Exchange Act. The Company’s obligation to file periodic reports under the Exchange Act will be suspended immediately upon the filing of the Form 15.

A copy of the press release announcing the Company’s intention to delist and deregister its shares of common stock is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On February 18, 2025, the Company also announced that it had hired Keefe, Bruyette & Woods, Inc., a Stifel Company (“KBW”), as financial advisor to assist the Company in evaluating strategic alternatives. A copy of the press release announcing the engagement of KBW is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain “forward-looking statements” that represent the Company’s current expectations or beliefs concerning future events. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning.  Forward-looking statements are, by their nature, subject to numerous risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include changes in general economic conditions, changes in the interest rate environment, changes in prevailing depository institution stock prices, the evolution of the depository institution merger market, the Company's ability to terminate or the timing of the termination of its obligation to file periodic reports with the SEC as described above, the Company’s ability to have its common stock quoted or the timing of its common stock becoming quoted on the OTCQX Market as described above, market reactions to the Company’s delisting and deregistration, changes to the Company’s business plan and strategy as a result of KBW’s strategic review, legislative and regulatory changes that adversely affect the business of the Company and its wholly-owned subsidiary, PyraMax Bank, FSB, and changes in the securities markets. Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this Current Report on Form 8-K or made elsewhere from time to time by the Company or on its behalf. The Company disclaims any obligation to update such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated February 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

1895 BANCORP OF WISCONSIN, INC.

DATE: February 18, 2025	By:	/s/ David Ball
David Ball
President and Chief Executive Officer